Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-144906 & 333-148972) of WABCO Holdings Inc. of our reports dated February 23, 2009, with respect to the consolidated financial statements and schedule of WABCO Holding Inc. and the effectiveness of internal control over financial reporting of WABCO Holdings Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

Ernst & Young Bedrijfsrevisoren BCVBA/Réviseurs d’Entreprises SCCRL

Represented by:

/s/ Harry Everaerts, Partner

Brussels, Belgium

February 23, 2009